Exhibit 99.1

Pier 1 Imports, Inc. Announces Annual Shareholder Meeting

FORT WORTH, Texas--(BUSINESS WIRE)--Pier 1 Imports, Inc. (NYSE:PIR) announced today that April 21, 2008, is the record date for its Annual Shareholders’ Meeting to be held June 20, 2008.

Pier 1 Imports, Inc. is the original global importer and is North America’s largest specialty retailer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400